                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No.1 to Registration Statement No. 333-34954 of IMPSAT Fiber Networks, Inc. of our report dated March 17, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
Certified Public Accountants
Miami, Florida
June 20,2000